SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange of 1934


Filed by Registrant [ X ]
Filed by Party other than the Registrant [ ]
Check the appropriate  box:
[    ] Preliminary  Proxy  Statement
[ X  ] Definitive  Proxy Statement
[    ] Definitive  Additional  Materials
[    ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or 240.14a-12
[    ] Confidential,  for Use of the Commission Only
       (as permitted by Rule 14-6(e)(2)

                                  CERBCO, INC.

Payment of Filing Fee (Check the appropriate box):

[     ] $125  per   Exchange  Act  Rules   0-11(c)(1)(ii),   14a-6(i)(1),
        14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[     ] $500 per each party to the controversy  pursuant to Exchange Act Rule
        14a-6(i)(3).
[     ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
        1) Title of each class of securities to which transaction applies:
        2) Aggregate number of securities to which transaction applies:
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        4) Proposed maximum aggregate value of transaction:
        5) Total fee paid:

[     ] Fee paid previously with preliminary materials

[     ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing by registration for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        1) Amount Previously Paid:
        2) Form, Schedule or Registration Statement No.:
        3) Filing Party:
        4) Date Filed:

                                  CERBCO, Inc.
                                3421 Pennsy Drive
                            Landover, Maryland 20785

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            FRIDAY, DECEMBER 10, 1999


To the Stockholders of CERBCO, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CERBCO, Inc., a Delaware corporation (the "Company"), for the fiscal year ended June 30, 1999, will be held at the Club Hotel by Doubletree, 9100 Basil Court, Landover, Maryland, on Friday, December 10, 1999, at 9:00 a.m. local time, for the following purposes:

         1. Proposal 1: To elect directors of the Company;

         2. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on October 14, 1999, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

         A copy of the Company's Annual Report for the fiscal year ended June 30, 1999, a Proxy, and a Proxy Statement accompany this Notice.

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RESPONSE WILL ASSURE YOUR PARTICIPATION IN THE MEETING AND REDUCE THE COMPANY'S EXPENSE IN SOLICITING PROXIES. IF YOU ARE PRESENT AT THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

                                        By Order of the Board of Directors,



                                        /s/ Robert F. Hartman
                                        Robert F. Hartman
                                        Secretary


Landover, Maryland
November 1, 1999

                                  CERBCO, Inc.
                                3421 Pennsy Drive
                            Landover, Maryland 20785

                    Annual Meeting of Stockholders to be Held
                                December 10, 1999

                                 PROXY STATEMENT

                    SOLICITATION AND REVOCABILITY OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CERBCO, Inc., a Delaware corporation ("CERBCO" or the "Company"), for use at the Annual Meeting of Stockholders to be held at the Club Hotel by Doubletree, 9100 Basil Court, Landover, Maryland, on Friday, December 10, 1999, at 9:00 a.m. local time, and at any adjournments thereof (the "Meeting").

         The Board of Directors (the "Board") has fixed the close of business on October 14, 1999, as the record date (the "Record Date") for the determination of stockholders who are entitled to notice of, and to vote at, the Meeting.

         Stockholders are requested to complete, sign and date the accompanying proxy and return it promptly to the Company in the enclosed envelope. If the enclosed proxy is executed and returned, it may be revoked at any time before it is voted at the Meeting by a written notice of revocation to the Secretary of the Company, or by executing a proxy bearing a later date, or by voting at the Meeting.

         Shares of Common Stock and shares of Class B Common Stock represented by valid proxies received in time for the Meeting, and not revoked, will be voted as specified therein. If no instructions are given, the respective shares of common stock will be voted FOR the election as director of the Company that nominee for director designated for election by the holders of Common Stock and listed under the caption "Proposal No. 1 - Election of Directors" herein; FOR the election as directors of the Company those nominees for director designated for election by the holders of Class B Common Stock and listed under the caption "Proposal No. 1 - Election of Directors" herein; and, if authority is given to them, at the discretion of the proxy holders, on any other matters that may properly come before the Meeting.

         The cost of solicitation will be borne by the Company. Additional solicitations may be made by mail, telephone, telegraph, personal contact or other means by the Company or by its directors or regular employees. The Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy statements to the beneficial owners of shares of the Company's common stock and to reimburse them for their reasonable expenses in so doing.

         This Proxy Statement and the accompanying Notice of Annual Meeting, Proxy and Annual Report are first being mailed to the Company's stockholders of record on or about November 1, 1999.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         As of the Record Date, there were outstanding 1,482,956 shares, comprised of 1,189,476 shares of Common Stock, $.10 par value (the "Common Stock"), and 293,480 shares of Class B Common Stock, $.10 par value (the "Class B Common Stock"), which are the only classes of stock of the Company outstanding. A quorum shall be constituted by the presence at the Meeting of one-third (1/3) of the outstanding shares of Common Stock, or 396,492 of such shares, and one-third (1/3) of the outstanding shares of Class B Common Stock, or 97,827 of such shares.

         Each share of Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to ten votes, except with respect to the election of directors and any other matter requiring the vote of Common Stock or Class B Common Stock separately as a class. The holders of Common Stock, voting as a separate class, are entitled to elect that number of directors which constitutes 25% of the authorized number of members of the Board of Directors and, if such 25% is not a whole number, then the holders of Common Stock are entitled to elect the nearest higher whole number of directors that is at least 25% of such membership. The holders of Class B Common Stock, also voting as a separate class, are entitled to elect the remaining directors. The affirmative vote of the holders of a majority of each class of common stock present in person or represented by proxy, provided a quorum of that class is present, is necessary for the election of directors by the class. For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a negative vote. Where authority to vote shares is withheld, including instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the vote.

         The following information is furnished with respect to each person or entity who is known to the Company to be a beneficial owner of more than five percent of any class of the Company's voting securities as of the Record Date:

                                                           Amount and Nature of
Name & Address of Beneficial Owner  Title of Class         Beneficial Ownership    Percent of Class
----------------------------------  --------------         --------------------    ----------------

Robert W. Erikson                   Common Stock                  60,700  1/              5.1%
3421 Pennsy Drive                   Class B Common Stock         131,750  1/             44.5%
Landover, MD

George Wm. Erikson                  Common Stock                  59,602  2/              5.0%
3421 Pennsy Drive                   Class B Common Stock         115,814  2/             39.1%
Landover, MD

Emanon Partners, L.P.               Common Stock                 135,500  3/             11.4%
200 Park Avenue, Suite 3900
New York, NY

1/   Record and beneficial ownership, sole voting and sole investment power.
2/   Record and  beneficial  ownership.  Includes  2,246 shares of each class of stock owned jointly with Mr. Erikson's  spouse, as to which there is shared voting and investment power.
3/   Beneficial  ownership,  sole voting and sole  investment  power as publicly disclosed in Form 4 filed on August 10, 1999 with the Securities and
     Exchange Commission.

         The following information is furnished with respect to all directors of CERBCO who were the beneficial owners of any shares of Common Stock and/or Class B Common Stock as of the Record Date, and with respect to all directors and officers of CERBCO as a group:

                                                      Amount & Nature of Beneficial Ownership
Name of Beneficial Owner       Title of Class          Owned Outright    Exercisable Options   Percent of Class
------------------------       --------------          --------------    -------------------   ----------------

Robert W. Erikson              Common Stock               60,700  1/               10,000             5.8%
                               Class B Common Stock      131,750  1/                    0            44.8%

George Wm. Erikson             Common Stock               59,602  2/               10,000             5.7%
                               Class B Common Stock      115,814  2/                    0            39.0%

Webb C. Hayes, IV              Common Stock                4,500                   10,000             1.2%

Paul C. Kincheloe, Jr.         Common Stock                7,500                   10,000             1.4%

All Directors and Officers
  as a Group (5 persons        Common Stock              132,302                   40,000            14.0%
  including those named        Class B Common Stock      247,564                        0            83.4%
  above) 3/

1/   Record and beneficial ownership, sole voting and sole investment power.
2/   Record and  beneficial  ownership.  Includes  2,246 shares of each class of stock owned jointly with Mr. Erikson's  spouse, as to which there is shared voting and investment power.
3/   Mr. George Erikson also is the beneficial  owner of 16,500 shares of Common
     Stock  (less than 1% of such class) of  Insituform  East,  Incorporated,  a subsidiary of the Company. In addition,  Messrs.  George Erikson and Robert
     Erikson each are the  beneficial  owners of  exercisable  options on 75,000 shares of the Common Stock (approximately 1.7% of such class) of Insituform
     East,  Incorporated,   pursuant  to  the  Insituform  East  1994  Board  of
     Directors' Stock Option Plan.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         The authorized number of directorships of the Board of Directors is four. Four directors are presently serving. Accordingly, in accordance with the Company's Certificate of Incorporation and By-laws, the Board has nominated one director to be elected by the holders of shares of Common Stock and three directors to be elected by holders of shares of Class B Common Stock. The terms of all presently serving directors expire upon the election and qualification of the directors to be elected at the Meeting, and the four persons presently serving as directors are all nominees to be elected at the Meeting. The directors elected will serve subject to the Company's By-laws until the next Annual Meeting of Stockholders for the fiscal year ending June 30, 2000 and until their respective successors shall have been duly elected and qualified.

         It is intended that the individuals named in the enclosed form of proxy will vote their proxies in favor of the election of the persons listed below as the Board's nominees for the Company's directors, unless otherwise directed. The Board has no reason to believe that any of the nominees for the office of director will not be available for election as director. However, should any of them become unwilling to be elected or unable to serve, it is intended that the individuals named in the enclosed proxy may vote for the election of such other person as the Board may recommend.

PRESENT DIRECTORS WHO ARE NOMINATED FOR RE-ELECTION

         One of the four nominees for election to the Board of Directors identified below has been designated for election by the holders of shares of Common Stock, and only the holders of such shares may vote with respect to such nominee. The remaining three nominees have been designated for election by the holders of shares of Class B Common Stock, and only the holders of such shares may vote with respect to such nominees. Accordingly, the following list contains a designation as to that nominee to be elected by holders of shares of Common Stock and those nominees to be elected by holders of shares of Class B Common
Stock:

                                                                             First Became     Class of Common Stock
Name, Age, Principal Occupation, Business Experience and Directorships        A Director       for Which Nominated

Robert W. Erikson,  Age 54 2/ 3/ 4/                                             1974 1/        Class B Common Stock
     President and a Director of CERBCO since 1988; Insituform East, Inc. - Vice
Chairman  since 1986 and  President  since 1991, a Director  since 1985 and Vice
Chairman  of the Board of  Directors  from 1985 to 1986;  CERBERONICS,  Inc. - a
Director  since 1974,  Chairman  since 1988,  and President from 1977 to 1988; a
Director of Palmer National Bancorp, Inc. and The Palmer National Bank from 1983 to 1996,  and a Director of The Palmer  National  Bank's  successor,  The George
Mason Bank,  N.A.,  from 1996 to 1997;  Capitol  Office  Solutions,  Inc. - Vice
Chairman and a Director from 1987 to June 30, 1997.

George Wm. Erikson, Age 57 2/ 3/                                                1975 1/        Class B Common Stock
     Chairman,  General Counsel and a Director of CERBCO since 1988;  Insituform
East,  Inc.  Chairman and General  Counsel since 1986, a Director since 1984 and
Chairman  of the Board of  Directors  from 1985 to 1986;  CERBERONICS,  Inc. - a
Director since 1975, General Counsel since 1976, Chairman from 1979 to 1988, and
Vice Chairman since 1988;  Capitol Office  Solutions,  Inc. - Chairman,  General
Counsel and a Director from 1987 to June 30, 1997.

Webb C.  Hayes,  IV, Age 51 4/                                                  1991           Class B Common Stock
     Managing Director of Private Client Services at Friedman,  Billings, Ramsey
Group,  Inc.  Director  and Vice  Chairman  of United Bank from June 1997 to May
1999. Director and Executive Vice President of George Mason Bankshares, Inc. and
Chairman,  President and CEO of The George Mason Bank,  N.A., from 1996 to 1997;
Chairman of the Board of Palmer National  Bancorp,  Inc. and The Palmer National
Bank from 1985 to 1996, President and Chief Executive Officer from 1983 to 1996;
Insituform East, Inc. - a Director since 1994; Capitol Office Solutions,  Inc. -
a Director from 1992 to June 30, 1997; a Director of the Federal Reserve Bank of
Richmond from 1992 to 1995.

Paul C. Kincheloe, Jr., Age 58 4/                                               1991           Common Stock
     Practicing attorney and real estate investor since 1967; Partner in the law firm of  Kincheloe  and  Schneiderman  since  1983;  Insituform  East,  Inc. - a
Director since 1994;  Capitol Office  Solutions,  Inc. - a Director from 1992 to
June 30,  1997;  Director of Herndon  Federal  Savings & Loan from 1970 to 1983;
Director of First Federal Savings & Loan of Alexandria from 1983 to 1989.

1/  Includes  service as a director of  CERBERONICS,  Inc.,  now a  wholly-owned subsidiary of the Company.
2/  Member of the Corporate Executive  Committee of the Company,  and the Chief
    Executive  Officer  Committee  of  Insituform  East,   Incorporated   which
    committees  perform the functions of the Chief Executive Officer of each of the respective companies.
3/  Messrs.  Robert  Erikson and George  Erikson are  brothers.
4/  Member of the Audit Committee.

                      COMMITTEES OF THE BOARD OF DIRECTORS
                             AND MEETING ATTENDANCE

         The Board of Directors has an Audit Committee, a majority of the members of which are outside directors. The names of the committee's members are indicated in the table above. The Board of Directors does not have standing nominating or compensation committees, or committees performing similar functions.

         The Audit Committee, among its functions, reviews the Company's financial policies and accounting systems and controls, reviews the scope of the independent public accountants' audit and approves the duties and compensation of the independent public accountants, both with respect to audit and any non-audit services. The non-management members of the Audit Committee consult with the independent public accountants outside the presence of corporate management or other employees to discuss matters of concern, receive recommendations or suggestions for change and have a free exchange of views and information.

         During the fiscal year ended June 30, 1999, the Board of Directors of the Company held five meetings and the Audit Committee held two meetings. Each of the Company's directors attended 75% or more of the total of (1) the number of meetings of the Board of Directors and (2) the number of meetings held by all committees of the Board on which such Director served during the fiscal year ended June 30, 1999.

                             EXECUTIVE COMPENSATION

COMPENSATION REPORT BY THE BOARD OF DIRECTORS

GENERAL

         CERBCO, Inc. ("CERBCO" or the "Company") is a parent holding company which, through its wholly-owned subsidiary, CERBERONICS, Inc. ("CERBERONICS"), holds a controlling interest in Insituform East, Incorporated ("Insituform East") [excavationless sewer and pipeline rehabilitation] and, until June 30, 1997, Capitol Office Solutions, Inc. [copier and facsimile ("fax") equipment sales, service and supplies].

     The Company does not have a compensation committee. The Corporate Executive Committee (the "CEC")(NOTE: 1/), with the annual review and oversight of the Board, determines the base salary for all officers of the Company except the members of the CEC. The Board, as a whole, considers compensation arrangements proposed by and for members of the CEC and, pursuant to the By-laws, is the ultimate determiner of compensation arrangements for members of the CEC. When considering CEC compensation arrangements, a portion of Board review may be conducted in camera, excluding CEC members, and resolutions of the Board determining CEC compensation arrangements typically are voted upon twice, once with CEC members abstaining.

--------

     (NOTE: 1/ Pursuant to the Company's By-laws, the CEC performs the functions of the Chief Executive Officer of the Company. The CEC presently has two members, Messrs. George Wm. Erikson, Chairman and Robert W. Erikson, President.)

PHILOSOPHY

         The executive compensation philosophy of the Company (which is intended to apply to all of the executive officers of the Company, including members of the CEC) is aimed at: (i) attracting and retaining qualified management to implement the Company's business plan; (ii) establishing a direct link between management compensation and the achievement of the Company's annual and long-term performance goals; and (iii) recognizing and rewarding individual initiative and achievement. The Board believes management compensation should be set at levels competitive with compensation arrangements provided by other companies with which the Company competes for executive talent, and by other companies of similar size, business or location. It is also the Board's view that the compensation of management should have a component contingent upon the Company's level of performance. By aligning the financial interests of the Company's executive officers and those of its shareholders, the Company encourages executive officers to enhance the profitability of the Company and thus increase shareholders' value. Since CERBCO officers devote a predominate portion of their time to the affairs of CERBCO's subsidiaries, the Board reviews and considers the compensation decisions of such subsidiaries when determining the total compensation arrangements of its officers. The Board and the CEC review the compensation arrangements of the Company's executive officers on a continuing basis to ensure that such arrangements are consistent with this executive compensation philosophy.

COMPONENTS OF COMPENSATION

         The compensation program for the Company's officers (including members of the CEC) which after June 30, 1997 includes compensation received from CERBCO, Insituform East and CERBERONICS, consists of: (a) base salaries; (b) compensation pursuant to plans; and (c) incentive cash bonuses. The Board and/or the CEC determine the base salaries of CERBCO officers and the Board administers the Company's Supplemental Executive Retirement Plan (the "CERBCO SERP") covering the Company's officers. However, each CERBCO officer additionally has employment responsibilities and serves as an officer with the Company's subsidiaries and receives most of their compensation, including base salary, compensation pursuant to plans and incentive bonuses, from such subsidiaries. The CERBCO Board carefully reviews the compensation decisions of the subsidiaries as they relate to each of the officers of CERBCO.

         Commencing in 1994, a publicly held corporation may not, subject to limited exceptions, deduct for federal income tax purposes certain compensation paid to certain executives in excess of $1 million in any taxable year (the "Deduction Limitation"). While the Company's compensation programs generally are not intended to qualify for any of the exceptions to the applicability of the Deduction Limitation, it is not expected that compensation to executives of the Company will exceed the Deduction Limitation in the foreseeable future.

         (a) Base Salary. The base salary level for each executive officer (including members of the CEC) is considered annually in September, and yearly adjustments, if any, are made effective on or about October 1st of each year. The timing of such yearly reviews permits consideration of information which is developed each year for the Company's annual report, including audited financial statements for the fiscal year then ended June 30th. The CEC is empowered to adjust the annual base salary level of executive officers (other than members of the CEC) at other times during the year should it deem any such adjustments appropriate. Such adjustments are included in the annual officer compensation review and approvals conducted by the Board each September.

                  The annual September review of base salary levels is subjective. No specific factors, targets or criteria, such as the market value of the Company's stock, are employed in any formula or other quantitative prescription to determine base compensation. However, consistent with the Company's compensation philosophy, consideration is given to individual initiative, individual achievement and the Company's performance, as well as information on salaries and other remuneration at other companies of similar size, business or location. Since the officers of CERBCO are employed by and receive most of their salaries from one or more of the Company's subsidiaries, the CERBCO Board reviews and considers the base salary received from such subsidiaries and determines whether the aggregate base compensation received by each officer is commensurate with the time and effort devoted to the activities of the Company and each subsidiary.

                  Applying the Company's compensation philosophy during the annual review in September 1998, it was the judgment of the CEC and the Board that the base salary level of each executive officer of the Company (including members of the CEC) should not be increased effective October 1, 1998. In addition, the officers of CERBCO, including members of the CEC, are employees of the Company's principal operating subsidiary, Insituform East, and the Board concurred with the decision of the Insituform East Board of Directors, to not increase the base salary of its officers effective October 1, 1998.

         (b) Compensation Pursuant to Plans. The officers of CERBCO are eligible to receive plan compensation through the CERBCO SERP. In addition, the officers of CERBCO, including members of the CEC, as employees of Insituform East, are eligible to receive plan compensation through the Insituform East Employee Advantage Plan. Participation in, and benefits acquired under this plan are on a nondiscretionary formula basis applicable to all Insituform East employees (see "Compensation Pursuant to Plans - Insituform East, Incorporated Plans").

                  Pursuant to the CERBCO SERP, the members of the CEC will receive a monthly retirement benefit for life equivalent to 50% of the final aggregate monthly salary such executives received from the Company and its subsidiaries as defined in and limited by the executives' agreement. The other executive presently covered by the CERBCO SERP will receive a monthly retirement benefit for life equivalent to 25% of the final aggregate monthly salary such executive received from the Company and its subsidiaries as defined in and limited by the executive's agreement (see "Compensation Pursuant to Plans - CERBCO, Inc. Plans").

                  The terms of the CERBCO SERP require the Company to establish a trust to facilitate the Company's satisfaction of its obligations thereunder to pay supplemental retirement benefits to the Company's executive officers. The Company has established such a trust, which has been funded by life insurance policies.

                  The Board views the CERBCO SERP as providing important benefits to the covered executives after their retirement. Further, the Board believes that the adoption of the CERBCO SERP is fully consistent with CERBCO's compensation philosophy and is a customary form of supplemental executive retirement similar to that adopted by comparable companies.

         (c) Incentive Cash Bonuses. CERBCO has deferred the direct employ of an incentive cash bonus as part of the compensation package of its officers. However, the Company believes that the compensation of its officers is typically more directly linked to the overall profitability of the Company's operations as a whole because each of the officers is employed by the Company's principal operating subsidiary, Insituform East, which does offer incentive cash bonuses. Insituform East employs an annual return-on-equity ("ROE") incentive cash bonus which is tied to its earnings. The Insituform East ROE incentive bonus amount is calculated by multiplying Insituform East's annual ROE percentage (net earnings divided by weighted average equity less current earnings) by the base compensation paid to the officer over the fiscal year. The maximum annual individual bonus available to any officer is normally limited to an upper cap of 30% of the officer's base compensation used in the respective ROE formula. For the most recent fiscal year ended June 30, 1999, due to negative net earnings, no incentive cash bonuses were awarded to Insituform East officers. The Company's Board concurred with the incentive bonus decisions made by Insituform East for fiscal year 1999.

COMPENSATION OF MEMBERS OF THE CEC

         On September 15, 1998, the CERBCO Board approved without change a base salary of $11,475 per year, effective October 1, 1998, for each current member of the CEC, namely, Messrs. George Erikson and Robert Erikson. The decision made by the CERBCO Board was subjective, taking into account the philosophical aim of setting executive compensation and was not based on any particular performance criteria. As part of its analysis when it determined the compensation packages for Messrs. George Erikson and Robert Erikson, the Board reviewed the compensation they received from Insituform East and CERBERONICS in order to ensure that their aggregate compensation was reasonably apportioned in relation to the time, duties and responsibilities among each of the three companies.

         At Insituform East, the base salary received by Messrs. George Erikson and Robert Erikson remained unchanged at a rate of $216,607 per year, effective October 1, 1998. Due to the negative earnings results obtained by Insituform East for fiscal year 1999, no incentive cash bonus was earned by either Mr. George Erikson or Mr. Robert Erikson.

         At CERBERONICS, the base salary received by Messrs. George Erikson and Robert Erikson remained unchanged at a rate of $90,640 per year, effective October 1, 1998.

         As previously discussed, in approving the compensation package for the CEC members, the Board considered that Messrs. George Erikson and Robert Erikson devote a predominate portion of their time and effort directly to the activities of CERBCO's subsidiaries, and that their work for CERBCO requires a smaller portion of their time and effort. The Board concurred in the compensation paid to the members of the CEC by each such subsidiary and believes the components of the aggregate compensation paid to Messrs. George Erikson and Robert Erikson by the Company and its subsidiaries provide a compensation package that fairly reflects the time and effort devoted by such officers to the Company and each of its subsidiaries.

THE ABOVE COMPENSATION REPORT IS MADE OVER THE NAME OF EACH MEMBER OF THE BOARD OF DIRECTORS.

Robert W. Erikson  George Wm. Erikson  Webb C. Hayes, IV  Paul C. Kincheloe, Jr.

SUMMARY COMPENSATION

         As of July 1, 1997, CERBCO is a parent holding company with a controlling interest, through its wholly-owned subsidiary, CERBERONICS, in Insituform East ("IEI"). Prior to June 30, 1997, CERBCO also had a controlling interest in Capitol Office Solutions, Inc. ("COS"). CERBCO officers also participate, or participated in the case of COS prior to June 30, 1997, in the management of one or more of these subsidiaries. The following table sets forth information concerning the compensation paid to each of the named executive officers of the Company and its subsidiaries for the fiscal years ended June 30, 1999, 1998 and 1997:

                                                      SUMMARY COMPENSATION TABLE
                                                                                            Long-Term Compensation
                                                                                        ----------------------------
                                                        Annual Compensation                    Awards         Payouts
                                         ---------------------------------------------- -------------------- -------
         Name                                                   Other         Total     Restricted
          and                                                   Annual        Annual      Stock     Options/    LTIP     All Other
       Principal                         Salary     Bonus    Compensation  Compensation   Awards      SARs    Payouts   Compensation
       Position          Year              ($)       ($)        ($) 3/         ($)          ($)       (#)       ($)        ($) 4/
------------------------ ----            -------- --------- ------------- ------------- ---------- --------- --------- -------------

Robert W. Erikson        1999 CERBCO     $ 11,475   $     0       $0       $ 11,475         $0      5,000        $0       $     0
Director & President 1/       IEI         216,607         0        0        216,607          0     15,000         0        13,076
                              CERBERONICS  90,640         0        0         90,640          0          0         0             0
                                         --------   -------       --       --------         --     ------        --       -------
                                         $318,722   $     0       $0       $318,722         $0     20,000        $0       $13,076
                                         ========   =======       ==       ========         ==     ======        ==       =======

                         1998 CERBCO     $ 11,480   $     0       $0       $ 11,480         $0      5,000        $0       $     0
                              IEI         215,030         0        0        215,030          0     15,000         0         2,345
                              CERBERONICS  90,339         0        0         90,339          0          0         0             0
                                         --------   -------       --       --------         --     ------        --       -------
                                         $316,849   $     0       $0       $316,849         $0     20,000        $0       $ 2,345
                                         ========   =======       ==       ========         ==     ======        ==       =======

                         1997 CERBCO     $ 11,053   $     0       $0       $ 11,053         $0          0        $0       $     0
                              IEI         208,649         0        0        208,649          0     15,000         0        11,247
                              COS          65,924    23,095        0         89,019          0          0         0             0
                                         --------   -------       --       --------         --     ------        --       -------
                                         $285,626   $23,095       $0       $308,721         $0     15,000        $0       $11,247
                                         ========   =======       ==       ========         ==     ======        ==       =======

George Wm. Erikson       1999 CERBCO     $ 11,475   $     0       $0       $ 11,475         $0      5,000        $0       $     0
Director, Chairman            IEI         216,607         0        0        216,607          0     15,000         0        15,476
 & General Counsel 1/         CERBERONICS  90,640         0        0         90,640          0          0         0             0
                                         --------   -------       --       --------         --     ------        --       -------
                                         $318,722   $     0       $0       $318,722         $0     20,000        $0       $15,476
                                         ========   =======       ==       ========         ==     ======        ==       =======

                         1998 CERBCO     $ 11,480   $     0       $0       $ 11,480         $0      5,000        $0       $     0
                              IEI         215,030         0        0        215,030          0     15,000         0         4,745
                              CERBERONICS  90,339         0        0         90,339          0          0         0             0
                                         --------   -------       --       --------         --     ------        --       -------
                                         $316,849   $     0       $0       $316,849         $0     20,000        $0       $ 4,745
                                         ========   =======       ==       ========         ==     ======        ==       =======

                         1997 CERBCO     $ 11,053   $     0       $0       $ 11,053         $0          0        $0       $     0
                              IEI         208,649         0        0        208,649          0     15,000         0        11,613
                              COS          65,924    23,095        0         89,019          0          0         0             0
                                         --------   -------       --       --------         --     ------        --       -------
                                         $285,626   $23,095       $0       $308,721         $0     15,000        $0       $11,613
                                         ========   =======       ==       ========         ==     ======        ==       =======


Robert F. Hartman        1999 CERBCO     $  8,475   $     0       $0       $  8,475         $0          0        $0       $     0
Vice President,               IEI          92,195         0        0         92,195          0          0         0         7,626
 Secretary &                  CERBERONICS   3,000         0        0          3,000          0          0         0             0
 Treasurer 2/                            --------   -------       --       --------         --     ------        --       -------
                                         $103,670   $     0       $0       $103,670         $0          0        $0       $ 7,626
                                         ========   =======       ==       ========         ==     ======        ==       =======

                         1998 CERBCO     $  9,207   $     0       $0       $  9,207         $0          0        $0       $     0
                              IEI          91,524     2,000        0         93,524          0          0         0         2,874
                              CERBERONICS   2,273         0        0          2,273          0          0         0             0
                                         --------   -------       --       --------         --     ------        --       -------
                                         $103,004   $ 2,000       $0       $105,004         $0          0        $0       $ 2,874
                                         ========   =======       ==       ========         ==     ======        ==       =======

                         1997 CERBCO     $ 11,053   $     0       $0       $ 11,053         $0          0        $0       $     0
                              IEI          88,808         0        0         88,808          0          0         0         8,010
                                         --------   -------       --       --------         --     ------        --       -------
                                         $ 99,861   $     0       $0       $ 99,861         $0          0        $0       $ 8,010
                                         ========   =======       ==       ========         ==     ======        ==       =======

1/   The Company's Corporate Executive Committee, consisting of the Chairman and the  President,  exercises  the  duties and  responsibilities  of the Chief
     Executive Officer of the Company.  Information  concerning  Messrs.  George
     Erikson  and  Robert  Erikson  is  provided  under  the  section  entitled,
     "Proposal No. 1 - Election of Directors."
2/   Mr.  Robert  Hartman,  age 52, has been Vice  President  and  Controller of
     CERBCO since February 1988,  Secretary since June 1991, Treasurer and Chief
     Financial  Officer since  December  1997. He has also been Vice President -
     Administration  and Secretary of Insituform East,  Incorporated  since June
     1991.  From October 1985 to February  1988,  Mr.  Hartman was Controller of
     Dynamac International, Inc. From August 1979 to September 1985, Mr. Hartman
     served in various capacities with CERBERONICS, Inc.
     including Vice President and Treasurer.
3/   None of the named executive officers received  perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of his total salary and bonus.
4/   Insituform East contributions to the IEI Advantage Plan.

COMPENSATION PURSUANT TO PLANS

CERBCO, Inc. Plans

CERBCO Supplemental Executive Retirement Plan

         During fiscal year 1994, CERBCO entered into Supplemental Executive Retirement Agreements with Messrs. Robert Erikson, George Erikson and Robert Hartman pursuant to a Supplemental Executive Retirement Plan (the "CERBCO
SERP"). The agreements provide for monthly retirement benefits of 50% of the executive's final aggregate monthly salary from CERBCO and its subsidiaries as defined in and limited by the executives' agreement, for Messrs. Robert Erikson and George Erikson. In the case of Mr. Robert Hartman, the agreement provides for 25% of the executive's final aggregate monthly salary from CERBCO and its subsidiaries as defined in and limited by the executive's agreement. Each covered executive's benefit under the plan is payable in equal monthly amounts for the remainder of the covered executive's life beginning as of any date on or after his 62nd birthday (at the covered executive's election) but not before his termination of service. Payments under the CERBCO SERP are not subject to any reduction for Social Security or any other offset amounts but are subject to Social Security and other applicable tax withholding.

         To compute the monthly retirement benefits, the percentage of final monthly salary is multiplied by a ratio (not to exceed 1) of:

         the completed years of employment by CERBCO after 1992 to the total number of years of employment after 1992 that the executive would have completed if he had continued in employment to age 65.

         If the executive dies prior to retirement, the executive's beneficiary will receive a pre-retirement death benefit under a split-dollar insurance arrangement. The executive's beneficiary will receive a one-time lump sum payment in the amount of $1,400,000 (in the case of Messrs. Robert Erikson or George Erikson) or $700,000 (in the case of Mr. Robert Hartman). If the executive dies after commencement of the payment of retirement benefits, but before receiving 180 monthly payments, the executive's beneficiary will continue to receive payments until the total payments received by the executive and/or his beneficiary equal 180.

         The CERBCO SERP is technically unfunded, except as described below. CERBCO will pay all benefits from its general revenues and assets. To facilitate the payment of benefits and provide the executives with a measure of benefit security without subjecting the CERBCO SERP to various rules under the Employee Retirement Income Security Act of 1974, CERBCO has established an irrevocable trust called the CERBCO, Inc. Supplemental Executive Retirement Trust. This trust is subject to the claims of CERBCO's creditors in the event of bankruptcy or insolvency. The trust has purchased life insurance on the lives of the executive officers covered by the Supplemental Executive Retirement Agreements to provide for CERBCO's financial obligations under the plan. Assets in the trust consist of the cash surrender values of the executive life insurance policies and are carried on CERBCO's balance sheet as assets. The trust will not terminate until participants and beneficiaries are no longer entitled to benefits under the plan. Upon termination, all assets remaining in the trust will be returned to CERBCO.

The following tables set forth the annual retirement benefits that would be received under the CERBCO SERP at various compensation levels after the specified years of service:

                       Pension Plan Table Where Formula Provides 50% of Compensation 1/

(Final)                                  Years of Service (Under Plan)
Remuneration               15               20                25                30               35
------------               --               --                --                --               --
$125,000                $ 58,594          $ 62,500          $ 62,500         $ 62,500          $ 62,500
$150,000                $ 70,313          $ 75,000          $ 75,000         $ 75,000          $ 75,000
$175,000                $ 82,031          $ 87,500          $ 87,500         $ 87,500          $ 87,500
$200,000                $ 93,750          $100,000          $100,000         $100,000          $100,000
$225,000                $105,469          $112,500          $112,500         $112,500          $112,500
$250,000                $117,188          $125,000          $125,000         $125,000          $125,000
$300,000                $140,625          $150,000          $150,000         $150,000          $150,000
$350,000                $154,627          $175,000          $175,000         $175,000          $175,000
$400,000                $154,627          $182,101          $200,000         $200,000          $200,000
$450,000                $154,627          $182,101          $201,055         $221,961          $225,000
$500,000                $154,627          $182,101          $201,055         $221,961          $245,085

1/ Assumes at the time the Plan was  established  (i) the  individual is age 50,
(ii) maximum covered compensation is $250,000 and is increased 2% (compounded annually) each year of service after 1992, and (iii) retirement is effective at the beginning of the year.

                       Pension Plan Table Where Formula Provides 25% of Compensation 2/

(Final)                                  Years of Service (Under Plan)
Remuneration               15               20                25                30               35
------------               --               --                --                --               --
$ 50,000                 $ 8,929          $11,905           $12,500          $12,500           $12,500
$ 75,000                 $13,393          $17,858           $18,750          $18,750           $18,750
$100,000                 $17,858          $23,810           $25,000          $25,000           $25,000
$200,000                 $21,206          $31,218           $36,190          $39,957           $44,115
$300,000                 $21,206          $31,218           $36,190          $39,957           $44,115
$400,000                 $21,206          $31,218           $36,190          $39,957           $44,115
$500,000                 $21,206          $31,218           $36,190          $39,957           $44,115

2/ Assumes at the time the Plan was  established  (i) the  individual is age 45,
(ii) maximum covered compensation is $90,000 and is increased 2% (compounded annually) each year of service after 1992, and (iii) retirement is effective at the beginning of the year.

     Each executive's covered compensation under the CERBCO SERP is equal to his final monthly salary as defined in and limited by the executive's agreement. The maximum covered compensation for Messrs. Robert Erikson and George Erikson is limited to $20,834 per month ($250,000 annually), increased 2% annually beginning in 1993. The maximum covered compensation for Mr. Robert Hartman is limited to $7,500 per month ($90,000 annually), increased 2% annually beginning in 1993.

     The following table sets forth information concerning vested annual benefits as of June 30, 1999 for the executives listed in the Summary Compensation Table covered by the CERBCO SERP:

                       Years of Credited      Current Annual        Vested           Vested
Name                  Service Under Plan   Covered Compensation   Percentage     Annual Benefit

Robert W. Erikson              7                  $281,541          38.89%             $54,744
George Wm. Erikson             7                  $281,541          48.67%             $65,893
Robert F. Hartman              7                  $101,355          35.00%             $ 8,869

CERBCO 1997 Directors' Stock Option Plan

     CERBCO adopted, with stockholder approval at the 1997 Annual Meeting of Stockholders, the CERBCO, Inc. 1997 Board of Directors' Stock Option Plan (the "CERBCO 1997 Directors' Plan"). The purpose of the CERBCO 1997 Directors' Plan is to promote the growth and general prosperity of CERBCO by permitting the Company, through the granting of options to purchase shares of CERBCO's Common Stock, to attract and retain the best available persons as members of CERBCO's Board of Directors with an additional incentive for such persons to contribute to the success of the Company. A maximum of 125,000 shares of Common Stock may be made subject to options under the CERBCO 1997 Directors' Plan. Options shall be granted to all directors of CERBCO pursuant to the terms of the plan. Each option granted under the CERBCO Directors' Plan entitles each director to whom such option is granted the right to purchase shares of CERBCO's Common Stock at a designated option price, any time and from time to time, within five years from the date of grant, provided the director has served continually for at least six months following the date of the grant.

     The CERBCO Board of Directors administers the CERBCO 1997 Directors' Plan and has exclusive authority to interpret, construe and implement the provisions of the plan, except as may be delegated in whole or in part by the Board to a committee of the Board which may consist of three or more members of the Board. No such delegation of authority has been made. Each determination, interpretation or other action that may be taken pursuant to the CERBCO 1997 Directors' Plan by the Board is final and binding and conclusive for all purposes and upon all persons. The Board from time to time may amend the plan as it deems necessary to carry out the purposes thereof.

     The terms of the CERBCO 1997 Directors' Plan contemplated that each director of the Company be granted an option to purchase 5,000 shares of the Company's Common Stock each year for five years, for a total of 25,000 shares of Common Stock per director, beginning in fiscal year 1997. On December 18, 1998, options on a total of 20,000 shares of Common Stock were granted to directors of the Company (options on 5,000 shares to each of four directors) at a per share price of $7.656. No options available under the plan were exercised by directors of the Company during fiscal year 1999.

Insituform East, Incorporated Plans

Insituform East Employee Advantage Plan

     As executive officers of Insituform East, Messrs. Robert Erikson, George Erikson and Robert Hartman participate in the Insituform East, Incorporated Employee Advantage Plan (the "IEI Advantage Plan"). The IEI Advantage Plan is a noncontributory profit sharing (retirement) plan in which all employees not covered by a collective bargaining agreement and employed with Insituform East for at least one year are eligible to participate. No employee is covered by a collective bargaining agreement. The IEI Advantage Plan is administered by the Insituform East Board of Directors which determines, at its discretion, the amount of Insituform East's annual contribution. The Insituform East Board of Directors can authorize a contribution, on behalf of Insituform East, of up to 15% of the compensation paid to participating employees during the year. The plan is integrated with Social Security. Each participating employee is allocated a portion of Insituform East's contribution based on the amount of that employee's compensation plus compensation above FICA limits relative to the total compensation paid to all participating employees plus total compensation above FICA limits. Amounts allocated under the IEI Advantage Plan begin to vest after three years of service (at which time 20% of the contribution paid vests) and are fully vested after seven years of service.

     During fiscal year 1999, Insituform East contributed an amount equal to 4.0% of the total compensation paid to all participating employees.

Names and Capacities in Which                                     Contributions for      Vested Percent
Cash Contributions Were Made                                      Fiscal Year 1999 1/    as of 11/01/99

George Wm. Erikson, Chairman                                           $13,076                100%
Robert W. Erikson, President                                           $13,076                100%
Robert F. Hartman, Vice President - Administration & Secretary         $ 7,296                100%
Executive Officers of Insituform East as a Group,
  (6 persons, including those named above)                             $61,133                N/A

1/ Total contributions to employees of $276,088 include Insituform East's contribution of $195,506 and reallocated amounts totaling $80,582 forfeited by former participants who terminated employment with Insituform East during fiscal year 1999.

     The IEI Advantage Plan also includes a salary reduction profit sharing feature under Section 401(k) of the Internal Revenue Code. Each participant may elect to defer a portion of his compensation by any whole percentage from 2% to 16% subject to certain limitations. As mandated by the plan, Insituform East contributed an employer matching contribution equal to 25% of the participant's deferred compensation up to a maximum of 1.5% of the participant's total paid compensation for the fiscal year. Participants are 100% vested at all times in their deferral and employer matching accounts. During the fiscal year ended June 30, 1999, Insituform East made the following contributions for the Company's officers:

Names and Capacities in Which                                      Contributions for          Vested Percent
Cash Contributions Were Made                                       Fiscal Year 1999           as of 11/01/99

George Wm. Erikson, Chairman                                               $2,400                    100%
Robert W. Erikson, President                                               $    0                    100%
Robert F. Hartman, Vice President - Administration & Secretary             $  330                    100%
Executive Officers of Insituform East as a Group,
  (6 persons, including those named above)                                 $7,007

Insituform East 1994 Board of Directors' Stock Option Plan

     Insituform  East  adopted,  with  stockholder  approval  at the 1994 Annual
Meeting of Stockholders, the Insituform East, Incorporated 1994 Board of Directors' Stock Option Plan (the "IEI 1994 Directors' Plan"). The purpose of this plan is to promote the growth and general prosperity of Insituform East by permitting Insituform East, through the granting of options to purchase shares of its Common Stock, to attract and retain the best available persons as members of Insituform East's Board of Directors with an additional incentive for such persons to contribute to the success of Insituform East. The IEI 1994 Directors' Plan is administered and options are granted by the Insituform East Board of Directors. As directors of Insituform East, Messrs. Robert Erikson and George Erikson participate in this plan.

     Each grant of options under the IEI 1994 Directors' Plan will entitle each Insituform East director to whom such options are granted the right to purchase 15,000 shares of Insituform East's Common Stock at a designated option price, any time and from time to time, within five years from the date of grant. Options are granted under the IEI Directors' Plan each year for five years to each member of the Board of Directors of Insituform East serving as such on the date of grant, i.e., for each director serving for five years, a total of five options covering in the aggregate 75,000 shares of Common Stock (subject to adjustments upon changes in the capital structure of Insituform East) over a five year period. Under the terms of this plan, up to 525,000 shares of Insituform East's Common Stock have been reserved for the directors of Insituform East.

     On December 11, 1998, options on a total of 105,000 shares of Insituform East's Common Stock were granted to directors of Insituform East (options on 15,000 shares to each of seven directors, including Messrs. Robert Erikson and George Erikson) at a per share option price of $1.1407. No options available under this plan were exercised by directors of Insituform East during fiscal year 1999.

OPTION/SAR GRANTS

     The following table sets forth information concerning options or Stock Appreciation Rights granted to each of the named executive officers during fiscal year 1999 under the CERBCO 1997 Directors' Plan and the IEI 1994 Directors' Plan:


                                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                                                  Potential Realized
                                                                                                   Value at Assumed
                                              Individual Grants                                 Annual Rates of Stock
                                                                                                  Price Appreciation
                                                                                                   for Option Term
                         ------------------------------------------------------------           -----------------------
                              Option/        % of Total Options/SARs     Exercise or   Expiration
           Name                 SARs         Granted to Employees in         Base         Date      5% ($)   10% ($)
                            Granted (#)            Fiscal Year            ($/Share)
--------------------------- ------------- ------------------------------ ------------- ----------- --------- ---------
Robert W. Erikson
  CERBCO 1997
     Directors' Plan            5,000                   25%                  $7.656     12/18/03   $10,576   $23,335
  IEI 1994 Directors' Plan     15,000                   14%                  $1.250     12/11/03   $ 5,180   $11,447

George Wm. Erikson
CERBCO 1997
     Directors' Plan            5,000                   25%                  $7.656     12/18/03   $10,576   $23,335
  IEI 1994 Directors' Plan     15,000                   14%                  $1.250     12/11/03   $ 5,180   $11,447

AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE

         No option or Stock Appreciation Right grants made under the CERBCO 1997 Directors' Plan or the IEI 1994 Directors' Plan to any of the named executive officers were exercised during fiscal year 1999. The following table sets forth information concerning option or Stock Appreciation Right grants held by each of the named executive officers under all plans as of June 30, 1999:

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                  Number of Unexercised     Value of Unexercised in the
                                                                Options/SARs at FY-End(#)      Money Options/SARs at
                                                                                                     FY-End($)
                                                                -------------------------   ---------------------------
                                 Shares
                                 Acquired on      Value  Realized
Name                             Exercise (#)           ($)        Exercisable  Unexercisable Exercisable Unexercisable
-------------------------------- ---------------- ---------------- ------------ ------------- ----------- -------------

Robert W. Erikson
  CERBCO 1997
    Directors' Plan                     0               $0           10,000          0          $    0         $0
  IEI 1994 Directors' Plan              0               $0           75,000          0          $1,640         $0

George Wm. Erikson
  CERBCO 1997
    Directors' Plan                     0               $0           10,000          0          $    0         $0
  IEI 1994 Directors' Plan              0               $0           75,000          0          $1,640         $0

REPRICING OF OPTIONS/SARs

         Neither the Company nor its subsidiaries adjusted or amended the exercise price of stock options or SARs previously awarded to any of the named executive officers during fiscal year 1999.

LONG-TERM INCENTIVE PLAN AWARDS

         Neither the Company nor its subsidiaries have a long-term incentive plan.

DEFINED BENEFIT OR ACTUARIAL PLANS

         The Company maintains a defined benefit plan called the CERBCO Supplemental Executive Retirement Plan to provide annual retirement benefits to covered executives. See "Compensation Pursuant to Plans - CERBCO, Inc. Plans" as to the basis upon which benefits under the plan are computed.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         There are no employment contracts between the Company or its subsidiaries and any named executive officer. There are no arrangements between the Company or its subsidiaries and any named executive officer, or payments made to an executive officer, that resulted, or will result, from the resignation, retirement or other termination of employment with the Company or its subsidiaries, in an amount that exceeds $100,000.

COMPENSATION OF DIRECTORS

         Non-officer directors of the Company are paid an annual fee of $5,000 and an attendance fee of $1,000 for each meeting of the Board of Directors, and each committee meeting, attended in person. Meetings attended by telephone are compensated at the rate of $200. Directors who are also officers of the Company do not receive separate fees for service as directors, but are eligible with all other directors to participate in the CERBCO 1997 Directors' Stock Option Plan, as described under the section entitled, "Compensation Pursuant to Plans - CERBCO, Inc. Plans." All directors of the Company are reimbursed for Company travel-related expenses.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Board of Directors does not have a compensation committee; the Board of Directors as a whole serves in that equivalent capacity. Messrs. George Erikson and Robert Erikson, both members of the Board of Directors and executive officers of the Company, holding the offices of Chairman & General Counsel and President, respectively, participated during fiscal year 1999 in deliberations of the Board of Directors concerning executive officer compensation.

         Messrs. George Erikson and Robert Erikson are both members of the Board of Directors and executive officers of Insituform East. In their capacities as directors of this subsidiary company, they participated in deliberations of its Board of Directors concerning executive officer compensation.

PERFORMANCE GRAPH

         The following graph compares the total stockholder return on the Company's Common Stock to the Total Return Index for the NASDAQ Stock Market (U.S. Companies) and to a Peer Group Index based on NASDAQ Stocks SIC Code 162, "Heavy Construction, Except Highway," for the last five fiscal years.

Date     Company  Market   Peer
         Index    Index    Index
6/30/94  100.000  100.000  100.000
7/29/94  96.078   102.054  96.924
8/31/94  88.235   108.556  100.197
9/30/94  109.804  108.280  100.261
10/31/94 111.765  110.392  103.109
11/30/94 141.176  106.734  96.575
12/30/94 152.941  107.024  100.321
1/31/95  135.294  107.639  107.681
2/28/95  154.902  113.329  110.661
3/31/95  141.176  116.693  105.822
4/28/95  133.333  120.368  108.730
5/31/95  149.020  123.482  114.915
6/30/95  152.941  133.482  115.246
7/31/95  172.549  143.284  114.116
8/31/95  200.000  146.193  124.124
9/29/95  223.529  149.559  122.288
10/31/95 207.843  148.697  117.403
11/30/95 227.451  152.185  113.419
12/29/95 211.765  151.380  120.386
1/31/96  211.765  152.137  112.200
2/29/96  198.039  157.937  114.997
3/29/96  196.078  158.467  126.054
4/30/96  196.078  171.595  155.460
5/31/96  243.137  179.468  185.811
6/28/96  221.265  171.378  165.750
7/31/96  189.656  156.122  161.411
8/30/96  201.509  164.878  167.013
9/30/96  205.461  177.482  188.448
10/31/96 189.656  175.517  217.327
11/29/96 201.509  186.407  214.305
12/31/96 197.558  186.251  228.772
1/31/97  229.168  199.468  256.929
2/28/97  219.290  188.436  243.633
3/31/97  241.021  176.149  270.129
4/30/97  296.337  181.635  261.995
5/30/97  292.880  202.210  273.877
6/30/97  381.118  208.425  288.681
7/31/97  360.092  230.388  339.186
8/29/97  328.185  230.043  420.912
9/30/97  382.883  243.683  456.344
10/31/97 369.208  230.989  468.713
11/28/97 350.976  232.219  388.244
12/31/97 510.510  228.224  397.167
1/30/98  369.208  235.446  361.023
2/27/98  337.301  257.588  405.450
3/31/98  357.813  267.091  471.763
4/30/98  341.860  271.589  512.777
5/29/98  339.580  256.514  499.391
6/30/98  329.917  274.430  420.255
7/31/98  318.382  271.210  343.309
8/31/98  313.767  217.660  259.132
9/30/98  322.996  247.875  312.523
10/30/98 264.165  258.590  278.255
11/30/98 290.696  284.698  219.604
12/31/98 286.082  321.592  227.353
1/29/99  252.629  368.221  229.516
2/26/99  276.854  335.237  211.818
3/31/99  267.625  359.367  302.594
4/30/99  230.711  368.901  345.061
5/28/99  239.940  360.285  325.098
6/30/99  243.857  392.155  380.492


                          TRANSACTIONS WITH MANAGEMENT

         In accordance with the Company's By-laws and pursuant to authorizations by the Board of Directors, the Company has made certain advancements to Mr. George Erikson, Director, Chairman & General Counsel, and certain advancements to Mr. Robert Erikson, Director and President (together the "Eriksons") for their respective legal fees and expenses which each has incurred for personal legal representation in connection with the stockholder lawsuit filed in August 1990 challenging a proposed but unconsummated transaction between each of the Eriksons and Insituform Technologies, Inc. (see section entitled "Legal Proceedings" below).

         As of November 1, 1999, pursuant to such Board authorizations, the Company has expensed and advanced in total $600,482 to Mr. George Erikson and has expensed and advanced in total $600,482 to Mr. Robert Erikson.

         Pending a final outcome of these legal proceedings, and as contemplated by the Company's By-laws, the Board of Directors deferred consideration or ultimate determination of entitlement of Mr. George Erikson and/or Mr. Robert Erikson to indemnification by the Company for their legal fees and expenses. The legal proceedings in this suit are now complete and, accordingly, the Board of Directors will consider the entitlement by the Eriksons to indemnification under the Company's By-laws. If it is ultimately determined by the Board of Directors or otherwise in accordance with Section 145 of Delaware Corporation Law that Mr. George Erikson and/or Mr. Robert Erikson are not entitled to indemnification for any such legal fees and expenses under Section 145 of Delaware Corporation Law, such advances shall be reimbursed by Mr. George Erikson and/or Mr. Robert Erikson to the Company pursuant to an agreement with the Company executed by each of the Eriksons and delivered to the Board of Directors.

                                LEGAL PROCEEDINGS

         The only material pending legal proceedings to which the Company is a party or any such legal proceedings contemplated of which the Company is aware is a previously disclosed lawsuit pending in the Superior Court of the District of Columbia.

         As previously reported by the Company, on March 12, 1990, the controlling stockholders of the Company, Messrs. George Erikson and Robert Erikson (together, the "Eriksons"), executed a letter of intent and subsequently executed four amendments thereto (collectively referred to herein as the "Letter of Intent") with Insituform Technologies, Inc. ("ITI") (formerly Insituform of North America, Inc. or "INA") to effect a sale of their controlling interest in the Company to ITI for $6,000,000 (the "Proposed Transaction"). The Proposed Transaction, had it been consummated, would have had the effect of making ITI the controlling stockholder of the Company and, indirectly, of each of the Company's three direct subsidiaries at the time, Insituform East, Capitol Copy and CERBERONICS. On September 19, 1990, however, the Company issued a press release announcing that the Eriksons had informed the Company that the Letter of Intent had expired without consummation of any transaction, that it would not be further extended, that negotiations had ceased and that the Eriksons had no further intention at the time of pursuing the proposed sale of their controlling interest in the Company to ITI.

         As previously reported by the Company, two stockholders commenced a derivative lawsuit in the Delaware Court of Chancery against the Eriksons in August, 1990, making certain claims with respect to the Proposed Transaction (the "Delaware Action"). The Delaware Action finally was concluded on December 3, 1997, when the Delaware Supreme Court issued its order affirming the findings of the Court of Chancery with respect to (a) the trial court's assessment of certain damages against the Eriksons on remand from a previous appeal and (b) the renewed petition of plaintiffs' attorneys for an award of attorneys' fees and expenses. Those findings by the Court of Chancery had been made on remand from the same Delaware Supreme Court after a 1996 ruling in which the Supreme Court affirmed the Court of Chancery's holding that CERBCO had not suffered any transactional damages with respect to the Proposed Transaction.

         In January 1993, a derivative lawsuit against the partners in the law firm of Rogers & Wells and the Company, arising out of the subject matter of the Delaware Action, was filed in the Superior Court of the District of Columbia (the "D.C. Complaint"). Plaintiffs were the same two stockholders who were plaintiffs in the Delaware litigation, and a former director of the Company, and alleged that Rogers & Wells breached its duty of loyalty and care to the Company by representing allegedly conflicting interests of the Eriksons in the Proposed Transaction with ITI. Plaintiffs also claimed that Rogers & Wells committed malpractice by allegedly making misrepresentations to the Company's Board and allegedly failing to properly inform the Company's Board. Plaintiffs claimed that the conduct of Rogers & Wells caused the Company to lose an opportunity to sell its control of Insituform East to ITI, caused the Company to incur substantial expense, and unjustly enriched Rogers & Wells. The D.C. Complaint sought to recover from Rogers & Wells (i) damages in an amount equal to all fees paid to Rogers & Wells, (ii) damages in an amount not less than $6,000,000 for the loss of the opportunity for the Company to sell its control of Insituform East to ITI, and (iii) punitive damages. Although the D.C. Complaint stated that it was filed on behalf of the Company, management does not believe that Rogers & Wells should be sued on any of the claims set forth therein.

         Motions to dismiss this case by the Company and Rogers & Wells were denied, but a stay of the proceedings was granted until after the Delaware trial. Plaintiffs agreed to a stay in the Superior Court action pending the outcome of the appeal of the outcome of the Delaware Action to the Delaware Supreme Court and, subsequently, the stay was continued at least until such time as the Delaware Court of Chancery ruled upon plaintiffs' pending motion for post-remand relief. After the Delaware Supreme Court's most recent ruling on December 3, 1997, finally affirming the Delaware Court of Chancery with respect to such post-remand relief and a renewed petition for counsel fees and expenses, the stay of the District of Columbia action was lifted, and plaintiffs filed an amended D.C. Complaint. In the amended D.C. Complaint, plaintiffs assert essentially the same conflicts of interest charges against Rogers & Wells but shift their focus from the value of the alleged lost opportunity to the litigation expenses incurred by the Company in the Delaware Action. Plaintiffs now seek to recover from Rogers & Wells (i) damages in an amount equal to all fees paid to Rogers & Wells, (ii) damages for more than $2 million in attorneys' fees and expenses incurred by CERBCO in the Delaware Action and other unspecified compensatory damages, and (iii) punitive damages. On March 27, 1998, the Company filed its answer to the amended D.C. Complaint, in which it denied all liability and asserted certain affirmative defenses. On the same day, it filed its motion for summary judgment, together with a supporting memorandum of law, on the grounds of collateral estoppel and res judicata. Rogers & Wells likewise answered the amended D.C. Complaint, denying liability, and filed a motion for summary judgment on collateral estoppel grounds. On February 18, 1999, the D.C Superior Court entered an Order denying the Company's motion on the ground of res judicata, but granting the defendants' summary judgment motion on the issue of punitive damages only. On April 9, 1999, the Court conducted a hearing limited to the issues of causation, damages, and collateral estoppel with respect to the defendants' pending motions. On May 20, 1999, the Court denied the Company's motion for summary judgment on the ground of collateral estoppel. The matter has now been referred to mediation in the District of Columbia.

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of Deloitte & Touche was engaged to audit the financial statements of the Company for the fiscal year ended June 30, 1999. A representative of Deloitte & Touche will be at the Meeting and will have an opportunity to make a statement if he or she desires to do so. The representative will also be available to respond to appropriate questions from any stockholders present at the Meeting.

         The Audit Committee of the Board of Directors has not yet recommended, and the Board has not yet approved, the appointment of independent public accountants to audit the financial statements of the Company for the fiscal year ending June 30, 2000. It is anticipated that the Audit Committee will make its recommendation to the Board and that the appointment of independent public accountants will be made by the Board prior to June 30, 2000.

                                  OTHER MATTERS

         The Board of Directors is not aware of any other matters which are likely to be brought before the Meeting. However, if any other matters are properly brought before the Meeting, it is the intention of the individuals named in the enclosed form of Proxy to vote the proxy in accordance with their judgment on such matters.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

         Financial statements of the Company are contained in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, a copy of which is enclosed herewith.

                  DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS
           FOR INCLUSION IN THE BOARD'S PROXY STATEMENT IN CONNECTION
                    WITH THE FISCAL YEAR 2000 ANNUAL MEETING

         A proposal submitted by a stockholder for action at the Company's Annual Meeting of Stockholders for the fiscal year ending June 30, 2000 must be received no later than June 30, 2000, in order to be included in the Company's Proxy Statement for that meeting. It is suggested that proponents submit their proposals by certified mail-return receipt requested.

         A proponent of a proposal must be a record or beneficial owner entitled to vote at the next Annual Meeting on the proposal and must continue to be entitled to vote through the date on which the meeting is held.

                                        By Order of the Board of Directors,



                                        /s/ Robert F. Hartman
                                        Robert F. Hartman
                                        Secretary

Landover, Maryland
November 1, 1999

                                                                      APPENDIX A
                                                 TEXT OF COMMON STOCK PROXY CARD

--------------------------------------------------------------------------------
                                  COMMON STOCK
--------------------------------------------------------------------------------


                                  CERBCO, Inc.
                                3421 Pennsy Drive
                            Landover, Maryland 20785
                                 (301) 773-1784

               ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 10, 1999
                              PROXY - COMMON STOCK
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints R.W. Erikson and G.Wm. Erikson, and each of them, with full power of substitution, the Proxies of the undersigned to represent and to vote, as designated on the reverse side of this proxy card, all the shares of Common Stock of CERBCO, Inc. held of record by the undersigned on October 14, 1999, at the Annual Meeting of Stockholders to be held on December 10, 1999 or any adjournments thereof.

                         (TO BE SIGNED ON REVERSE SIDE)
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

X      Please mark your votes as in this example.

1.  Proposal -  Election of Director.

 FOR, the nominee             WITHHOLD
 listed at right (except      authority to vote     Nominee: P.C. Kincheloe, Jr.
 as noted to the              for the nominee
 contrary below)              listed at right

[     ]                       [     ]

(INSTRUCTION: To indicate that you do not wish to have your shares voted for the nominee, print the name of such nominee on the line provided below.)

-------------------------------------------------

2. In their own discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

PLEASE SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.



------------------------------------------------  Dated:------------------, 1999
       SIGNATURE      SIGNATURE (IF HELD JOINTLY)

NOTE: Signature(s) should be exactly as name(s) appearing on your certificate. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee, guardian or corporate officer, etc., please give your full title as such.

                                                                      APPENDIX B
                                         TEXT OF CLASS B COMMON STOCK PROXY CARD

--------------------------------------------------------------------------------
                              CLASS B COMMON STOCK
--------------------------------------------------------------------------------


                                  CERBCO, Inc.
                                3421 Pennsy Drive
                            Landover, Maryland 20785
                                 (301) 773-1784

               ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 10, 1999
                          PROXY - CLASS B COMMON STOCK
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints R.W. Erikson and G.Wm. Erikson, and each of them, with full power of substitution, the Proxies of the undersigned to represent and to vote, as designated on the reverse side of this proxy card, all the shares of Class B Common Stock of CERBCO, Inc. held of record by the undersigned on October 14, 1999, at the Annual Meeting of Stockholders to be held on December 10, 1999 or any adjournments thereof.

                         (TO BE SIGNED ON REVERSE SIDE)
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

X      Please mark your votes as in this example.

1.  Proposal -  Election of Directors.

 FOR, all nominees            WITHHOLD
 listed at right (except      authority to vote     Nominee: R.W. Erikson
 as noted to the              for all nominees               G.Wm. Erikson
 contrary below)              listed at right                W.C. Hayes, IV

[     ]                       [     ]

(INSTRUCTION: To indicate that you do not wish to have your shares voted for one or more individual nominee(s), check the FOR box above and print the name(s) of such nominee(s) on the lines provided below.)

-------------------------------------------------

-------------------------------------------------

2. In their own discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

PLEASE SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.



------------------------------------------------  Dated:------------------, 1999
       SIGNATURE      SIGNATURE (IF HELD JOINTLY)

NOTE: Signature(s) should be exactly as name(s) appearing on your certificate. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee, guardian or corporate officer, etc., please give your full title as such.